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                                                                    EXHIBIT 3.18
                                TABLE OF CONTENTS

                                    BYLAWS OF

                            MICH-COM CABLE SERVICES
                             a Michigan corporation

SHAREHOLDERS MEETINGS
1.1               Annual Meeting                                                              1
1.2               Special Meetings                                                            1
1.3               Order of Business                                                           1
1.4               Notice of Meetings                                                          2
1.5               Adjournments                                                                2
1.6               Waiver of Notice                                                            2
1.7               Attendance at Meeting                                                       2
1.8               Electronic Participation                                                    2
1.9               Quorum                                                                      3
1.10              Record Dates                                                                3
                  (A)    Voting                                                               3
                  (B)    Consent Resolutions                                                  3
                  (C)    Distributions and Other Actions                                      3
1.11              Inspections of List of Shareholders                                         4
1.12              Inspectors of Election                                                      4
1.13              Voting Rights                                                               5
1.14              Voting by Shareholder Corporation                                           5
1.15              Voting of Securities Owned by the Corporation                               5
1.16              Pledged Shares                                                              5
1.17              Action by Unanimous Written Consent                                         6
1.18              Action by Written Consent                                                   6

SHAREHOLDER INSPECTION OF BOOKS OF STOCK BOOKS AND RECORDS; REPORTS TO SHAREHOLDERS
2.1               Books of Account and Stock Books                                            6
2.2               Financial Statements                                                        7
2.3               Examination of Stock Books and Records                                      7

CAPITAL STOCK
3.1               Certificates                                                                7
3.2               Transfer                                                                    7
3.3               Lost, Destroyed, or Stolen Certificates                                     8
3.4               Registered Shareholder                                                      8
3.5               Lien for Shareholder Indebtedness                                           8
3.6               Consideration for Shares                                                    8
3.7               Transfer Agent and Registrar                                                9
3.8               Nominees                                                                    9
3.9               Regulations                                                                 9

BOARD OF DIRECTORS
4.1               Number and Term of Office                                                   9
4.2               Removal or Resignation                                                     10
4.3               Vacancies                                                                  10
4.4               Organizational Meeting                                                     10
4.5               Regular Meetings                                                           10
4.6               Special Meetings                                                           11


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

4.7               Waiver of Notice                                                          11
4.8               Purpose                                                                   11
4.9               Electronic Participation                                                  11
4.10              Quorum                                                                    11
4.11              Appointment of Committees                                                 12
4.12              Powers of Committees                                                      12
4.13              Action by Unanimous Written Consent                                       12
4.14              Election of Officers                                                      13
4.15              Compensation                                                              13
4.16              Payments to be Reimbursed                                                 13
4.17              Elimination of Certain Liability of Directors                             13

DIVIDENDS AND DISTRIBUTIONS
5.1               Dividends                                                                 14

TRANSACTIONS WITH THE CORPORATION; LOANS TO DIRECTORS,
OFFICERS OR EMPLOYEES
6.1               Interested Transactions                                                   14
6.2               Loans to Directors, Officers, or Employees                                15


OFFICERS
7.1               Chairman of the Board                                                     15
7.2               Vice Chairman of the Board                                                15
7.3               President                                                                 16
7.4               Vice Presidents                                                           16
7.5               Secretary                                                                 16
7.6               Treasurer                                                                 16
7.7               Removal or Resignation of Officers and Agents                             16

EXECUTION OF INSTRUMENTS
8.1               Money Instruments                                                         17
8.2               Other Instruments                                                         17

BOOKS AND RECORDS
9.1               Maintenance of Books and Records                                          17
9.2               Reliance on Books and Records                                             18

INDEMNIFICATION
10.1              Right to Indemnification                                                  18
10.2              Non-Exclusivity of Rights                                                 19
10.3              Indemnification of Employees and Agents of the Corporation                19
10.4              Insurance                                                                 19

CORPORATE SEAL
11.1              Seal                                                                      20

FISCAL YEAR
12.1              Fiscal Year                                                               20

AMENDMENTS
13.1              Amendments                                                                20


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                                     BYLAWS

                                       OF

                            MICH-COM CABLE SERVICES
                             a Michigan corporation

                                    ARTICLE 1

                              SHAREHOLDERS MEETINGS


1.1 Annual Meeting. The Annual Meeting of the shareholders shall be held each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of election Directors and of transacting such other business as may properly be brought before the meeting.

1.2 Special Meetings. A Special Meeting of the shareholders may be called to be held at such time and place as may be designated by the Chairman of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

1.3 Order of Business. At all Annual and Special meetings of the shareholders, the following order of business, unless otherwise determined by the Chairman of the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

                  (A)   Call of the meeting to order.

                  (B)   Roll call.

                  (C) Presentation of proof of delivery or mailing of the notice of the meeting.

                  (D)   Presentation of proxies.

                  (E)   Determination that quorum is present.

                  (F) Reading and approval of the minutes of the previous meeting.

                  (G)   Reports, if any, of officers.

                  (H) Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

                  (I) Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.


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                  (J)   Transaction of such other business as may properly come
                        before the meeting.

                  (K)   Adjournment.

1.4 Notice of Meetings. Written notice of the time, place and purposes of every meeting of the shareholders of this Corporation shall be given either personally or by mail not less than ten (10) nor more than sixty (60) days before said meeting upon each shareholder of record of the Corporation entitled to vote at such meeting. A notice that is mailed shall be deemed to be given when deposited in the United States Mail, with postage fully prepaid, addressed to the shareholder as his address appears on the records of the Corporation.

1.5 Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment of a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

1.6 Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders of this Corporation may be waived by telegram, radiogram, cablegram, telecopier, or other writing either before or after such meeting has been held.

1.7 Attendance at Meeting. A shareholder's attendance at a meeting constitutes a waiver of objection to:

                  (A) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting; and

                  (B) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.8 Electronic Participation. A shareholder shall be deemed to be present in person at a meeting of shareholders if such shareholder participates in a meeting of shareholders by a conference telephone or by other

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                  similar communications equipment through which all persons participating in the meeting may communicate with each other and all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants.

1.9 Quorum. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

1.10              Record Dates

                  (A) Voting. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date (concurrent with or subsequent to the date of the Board's resolution adopting said record date), which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting.

                  (B) Consent Resolutions. For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date (concurrent with or subsequent to the date of the Board's resolution adopting said record date), which shall not be more than ten (10) days after the Board's resolution.

                  (C) Distributions and Other Actions. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date (concurrent with or subsequent to the date of the Board's resolution adopting said record date), which shall not be more than sixty (60) days before the payment of the share dividend or distribution, or allotment of right or other

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                        action.

                  Nothing in this Paragraph shall affect the rights of a shareholder and his transferee or transferor as between themselves.

1.11 Inspection of List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof. The list shall:

                  (A) Be arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder.

                  (B)   Be produced at the time and place of the meeting.

                  (C) Be subject to inspection by any shareholder during the whole time of the meeting.

                  (D) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

1.12 Inspectors of Election. The Board, in advance of a shareholders meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.


                  The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.

1.13.             Voting Rights. Except as otherwise provided by statute


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                  or in the Articles of Incorporation, each outstanding share of stock is entitled to one (1) vote on each matter submitted to a vote. A vote may be cast either orally or in writing as determined by the Chairman of the meeting.

                  Except as otherwise required by the Articles of Incorporation, these Bylaws, or the laws of the State of Michigan, if an action other than the election of Directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action. Directors shall be elected by a plurality of the votes cast at an election.

1.14. Vote by Shareholder Corporation. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its board or pursuant to its bylaws shall be appointed to vote the shares.

1.15. Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any shares or other securities issued by any other company and owned or controlled by the Corporation may be voted at any meeting of security holders of such other company by the President of the Corporation or by proxy appointed by him, or in the absence of the President and his proxy by the Treasurer of the Corporation, or by proxy appointed by him, or in the absence of the President and Treasurer, by the Secretary of the Corporation, or by proxy appointed by him. Such proxy or consent in respect to any shares or other securities issued by any other company and owned by the Corporation, shall be executed in the name of the Corporation by the President, the Treasurer or the Secretary of the Corporation without necessity of any authorization by the Board of Directors, affixation or corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have the full right, power and authority to vote the shares or other securities issued by such other company and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

1.16 Pledged Shares. A shareholder whose shares are pledged is entitled to vote the shares until they have been transferred into the name of the pledgee, or a nominee of the pledgee.


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1.17              Action by Unanimous Written Consent. Any action required or permitted to be taken at an Annual or Special Meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action, all the shareholders entitled to vote consent in writing.

1.18 Action by Written Consent. Provided the Articles of Incorporation so allow, any action required or permitted by the Michigan Business Corporation Act to be taken at an Annual or Special Meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within sixty
                  (60) days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                    ARTICLE 2

                       SHAREHOLDER INSPECTION OF BOOKS OF
                STOCK BOOKS AND RECORDS; REPORTS TO SHAREHOLDERS

2.1 Books of Account and Stock Books. The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, board and executive committee, if any. The Corporation shall keep at its registered office, or at the office of its transfer agent in or outside this state, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within

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                  a reasonable time. The Corporation shall convert into written form without charge any record not in written form unless requested otherwise by a person entitled to inspect the record.

2.2 Financial Statements. Within four months of the end of its fiscal year, the Corporation shall mail to each shareholder its balance sheet as of the end of the preceding fiscal year; its statement of income for the fiscal year; and, if prepared by the Corporation, its statement of source and application of funds for the fiscal year. The same shall be furnished to any shareholder at any time upon written request from such shareholder.

2.3 Examination of Stock Books and Records. Any shareholder of record, in person or by attorney or other agent, shall have the right during the usual hours of business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, if the shareholder gives the Corporation written demand describing with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records sought are directly connected with the purpose. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. The demand shall be delivered to the Corporation at its registered office in Michigan or at its principal place of business. In every instance where an attorney or other agent shall be the person who seeks to inspect, the demand shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to act on behalf of the Shareholder. A holder of a voting trust certificate representing shares of the Corporation is deemed a shareholder for the purpose of this Paragraph.


                                   ARTICLE 3

                                 CAPITAL STOCK

3.1 Certificates. Every shareholder of this Corporation shall be entitled to a certificate of his shares signed by the Chairman of the Board, Vice-Chairman of the Board, President or Vice President certifying the number and class of shares, and designation of the series, if any, represented by such certificate; provided that where such certificate is signed by a transfer agent acting on behalf of the Corporation, and by a registrar, the signature of any such officer may be facsimile.

3.2 Transfer. Except as otherwise provided by a written agreement between the Corporation and a shareholder,



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                  shares shall be transferable only on the books of the
                  Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificates therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

3.3 Lost, Destroyed, or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

3.4 Registered Shareholder. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for purposes of dividends and other distributions or for any recapitalization, merger, reorganization, sale of assets, or liquidation and for the purpose of votes, approvals, and consents by shareholders, and for the purpose of notices to shareholders and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the State of Michigan or Paragraph 3.8.

3.5 Lien for Shareholder Indebtedness. The Corporation shall have a lien upon the capital stock of any holder thereof who is indebted to the Corporation in any way and shall have the right to cancel the holder's right in such amount of the capital stock as is equivalent to such indebtedness in payment and satisfaction thereof and the discharge of such lien. Further, the Corporation shall have the right to not accept any transfer of capital stock by the holder thereof which will impair the security of its lien for the balance of the indebtedness then owing by such holder to the Corporation.

3.6 Consideration for Shares. Shares of stock may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including but not limited to cash, promissory notes, services performed, or contracts for services to be performed.


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3.7               Transfer Agent and Registrar. The Board of Directors may
                  appoint a transfer agent and a registrar of transfer, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers.

3.8 Nominees. The Board of Directors may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The procedure established may determine the extent of this recognition. The procedure may set forth any of the following:

                  (A)   The types of nominees to which it applies.

                  (B) The rights or privileges that the Corporation recognizes in a beneficial owner.

                  (C) The manner in which the procedure is selected by the nominee.

                  (D) The information that must be provided when the procedure is selected.

                  (E) The period for which selection of the procedure is effective.

                  (F)   Other aspects of the rights and duties created.

3.9 Regulations. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for share of the Corporation.

                                    ARTICLE 4

                               BOARD OF DIRECTORS

4.1 Number and Term of Office. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of one (1) or more members, the number thereof to be determined initially by the Incorporator(s), and thereafter from time to time by a resolution adopted by a majority of the shareholders. Directors need not be shareholders. The first Board of Directors shall hold office until the first Annual Meeting of shareholders. At each Annual Meeting of shareholders, the shareholders shall elect directors to hold office until the succeeding Annual Meeting. The shareholders or Board of Directors may designate one or more directors as an "independent director". A director

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                  shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal.

4.2 Removal or Resignation. Except as otherwise provided in the Articles of Incorporation, any director of the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless a later date is specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

4.3 Vacancies. Except otherwise provided in the Articles of Incorporation, a vacancy occurring in the Board (including a vacancy resulting from an increase in the number of directors) may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. Except as otherwise provided in the Articles of Incorporation if the holders of any class or classes of stock or series are entitled to elect one (1) or more directors to the exclusion of other shareholders, vacancies of that class or classes or series may be filled by the holders of shares of that class or classes of shares, or series. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the newly elected or appointed director may not take office until the vacancy occurs.

4.4 Organizational Meeting. At the place of holding the Annual Meeting of shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Annual Meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the organizational meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

4.5 Regular Meetings. Regular Meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time determine by resolution of the Board of Directors or by Waiver of Notice and Consent. No notice of Regular Meetings of the

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                  Board shall be required:

4.6 Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board, or if that position is not filled, by the President, or a majority of the Directors in office at that time of the call, whenever in his or their judgment it may be necessary, by giving reasonable notice, either personally or by mail, telegram, or telecopier, of the time and place of such meeting. A notice that is mailed shall be deemed to be given when deposited in the United States mail with postage fully prepaid, addressed to such director as his address appears on the records of the Corporation. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided. A telecopied notice shall be deemed to be given when it is transmitted by telecopier to the director's home or place of business.

4.7 Waiver of Notice. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, cablegram, or telecopier, either before or after such meeting has been held.

                  A director's attendance at or participation in a Board meeting constitutes a waiver of notice of the meeting, unless at the beginning of the meeting (or upon the director's arrival) the director objects to the meeting or transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

4.8 Purpose. Neither the business to be transacted nor the purpose of a Regular or Special Meeting need be specified in the notice or waiver of notice of the meeting.

4.9 Electronic Participation. A member of the Board of a committee designated by the Board may participate in a meeting by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Paragraph constitutes presence in person at the meeting.

4.10 Quorum. A majority of the directors in office or of the members of a committee of the Board shall constitute a quorum for the transaction of business, unless the Board resolution establishing the committee provides for a larger or smaller number. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the directors present may adjourn the

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                  meeting from time to time without notice other than
                  announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The acts or a majority of the directors of committee members present at any meeting at which a quorum is present shall be the acts of the Board or of the committee, unless the vote of a larger number is required by the Board resolution establishing the committee.

4.11              Appointment of Committees. The Board may designate one
                  (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

4.12 Powers of Committees. A committee to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation. However, such a committee does not have power or authority to do any of the following:

                  (A)   Amend the Articles of Incorporation.

                  (B)   Adopt an agreement of merger or consolidation.

                  (C) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

                  (D) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

                  (E)   Amend the Bylaws of the Corporation.

                  (F)   Fill vacancies in the Board of Directors.

4.13 Action by Unanimous Written Consent. Action required or permitted to be taken under authorization voted at a meeting of the Board or a committee of the Board, may be taken without a meeting if, before or after the action,

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

                  of law;


                  (C) For a violation of Section 551 (1) of the Michigan Business Corporation Act;

                  (D) For any transaction from which the director derived an improper personal benefit; and

                  (E)   For any acts or omissions occurring before the date this
                        Article is filed by the Michigan Department of Commerce.

                  If the Michigan Business Corporation Act is hereafter amended to further eliminate or limit the liability of a director, then a director of the Corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall not be liable to the Corporation or its shareholders to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 5

                           DIVIDENDS AND DISTRIBUTIONS

5.1 Dividends. The Board of Directors may authorize and the Corporation may pay dividends or make other distributions, except when the distribution would be contrary to the laws of the State of Michigan or any restriction contained in the Articles of Incorporation.


                                    ARTICLE 6

                       TRANSACTIONS WITH THE CORPORATION;
                    LOANS TO DIRECTORS, OFFICERS OR EMPLOYEES

6.1 Interested Transactions. A transaction in which a director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, if the person interested in the transaction establishes any of the following:

                  (A) The transaction was fair to the Corporation at the time entered into.

                  (B)   The material facts of the transaction and the

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


                  all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

4.14 Election of Officers. The Board of Directors shall select a President, a Secretary and a Treasurer and may elect a Chairman and Vice Chairman of the Board. None of said officers, except the Chairman and Vice Chairman of the Board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the Board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more Vice Presidents and one or more attorneys-in-fact to convey or deal with corporate real estate.

4.15 Compensation. Reasonable compensation of directors and officers may be fixed by the Board.

4.16 Payments to be Reimbursed. Any payment made to an officer or employee or any expense reimbursed on his behalf, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. The Board of Directors shall enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered. Notwithstanding the foregoing, if the payment made or expense reimbursed shall have been to an officer or employee who is a stockholder of the Corporation, then the amount of such payment or reimbursed expense shall be considered a dividend to such stockholder not subject to reimbursement to the Corporation.

4.17 Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

                  (A) For any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (B) For acts or omissions not in good faith or that involve intentional misconduct or knowing violation

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


                        director's or officer's interest were disclosed or known to the Board, a committee of the Board, or the independent director(s), and the Board, committee, or independent director(s) authorized, approved, or ratified the transaction.

                  (C) The material facts of the transaction and the director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

6.2 Loans to Directors, Officers, or Employees. The Corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the Corporation or of its subsidiary, including an officer or employee who is a director of the Corporation or its subsidiary, when, in the judgment of the Board, the loan, guaranty or assistance may reasonably be expected to benefit the Corporation, or is pursuant to a plan authorizing loans, guarantees, or assistance, which plan the Board has reasonably determined will benefit the Corporation. The loan, guaranty or assistance may be with or without interest, and may be unsecured or secured in such manner as the Board approves, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this Paragraph shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                    ARTICLE 7

                                    OFFICERS

7.1 Chairman of the Board. The Chairman of the Board shall be selected by and from the membership of the Board of Directors. The Chairman of the Board, if such office is filled, shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and the Board of Directors at which he is present. He shall see that all orders and resolutions of the Board are carried into effect, and he shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation.

7.2 Vice Chairman of the Board. There may be a Vice Chairman of the Board, selected by and from the membership of the Board of Directors. The Vice Chairman shall perform such duties as may be assigned by the Chairman. In the absence, disability or death of the Chairman, pending return of the Chairman or the election a successor, the Vice Chairman shall perform all the duties and exercise all of the power and authority of the

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


                  fullest extent authorized by the Michigan Business Corporation Act (MBCA), as it exists or may be amended (but, in the case of any such amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than the MBCA permitted the Corporation to provide before the amendment), against all expenses, liability, and loss (including attorney fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) reasonably incurred by the person in connection therewith, and the indemnification shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in section 10.2 of these Bylaws with respect to proceeding seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding, or part thereof, initiated by the person only if the proceeding, or part thereof, was authorized by the Board of Directors of the Corporation. To the extent authorized by the MBCA, the Corporation may, but shall not be required to, pay expenses incurred in defending a proceeding in advance of its final disposition. The right to indemnification conferred in this article shall be a contract right.

10.2 Non-Exclusivity of Rights. The right to indemnification conferred in this article shall not be exclusive of any other right that any person may have or acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

10.3              Indemnification of Employees and Agents of the Corporation.
                  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to payment by the Corporation, for expenses incurred in defending any proceeding before its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

10.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify the person against the

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


                  the State of Michigan in a place that the Board shall determine.

9.2 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                  (A) One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

                  (B) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

                  (C) A committee of the Board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

                  A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE 10

                                 INDEMNIFICATION

10.1 Right to Indemnification. Each person who was or is a party to or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal (hereinafter referred to as a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the expenses, liability, or loss under the MBCA.


                                   ARTICLE 11

                                 CORPORATE SEAL

11.1              Seal. The Board of Directors may adopt a corporate seal.

                                   ARTICLE 12

                                  FISCAL YEAR

12.1 Fiscal year. The fiscal year of the Corporation shall end on such date as the Board of Directors shall specify.

                                   ARTICLE 13

                                   AMENDMENTS

13.1 Amendments. Only the shareholders may amend or repeal these Bylaws or adopt new bylaws.

                                  APPROVED BY:

                                  /s/ LARRY SOVEL-BONADEO
                                  ----------------------------------------------
                                      Larry Sovel-Bonadeo



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